EXHIBIT 99.1
                                                              ------------

                               "FOR IMMEDIATE RELEASE"

                                         FOR INFORMATION CONTACT:

                                         ALFRED J. MOCCIA
                                         CHAIRMAN OF THE BOARD AND
                                         CHIEF EXECUTIVE OFFICER


     FOR: COVER-ALL TECHNOLOGIES INC.
          (FORMERLY WARNER INSURANCE SERVICES, INC.)


                           WARNER INSURANCE SERVICES, INC.
                            CHANGES ITS CORPORATE NAME TO
                             COVER-ALL TECHNOLOGIES INC.,
                      INCREASES ITS NUMBER OF AUTHORIZED SHARES
                            AND ELECTS CORPORATE OFFICERS


     Fair Lawn, NJ - June 25, 1996 -- Cover-All Technologies Inc. (formerly Warner Insurance Services, Inc.), a Delaware corporation (the "Company"), today announced that on June 20, 1996, stockholders of the Company approved changing the name of the Company from Warner Insurance Services, Inc. to Cover-All Technologies Inc. and approved the increase in the authorized number of shares of Common Stock from 20,000,000 to 30,000,000. In line with the name change, the Company has applied to have its symbol changed. Nasdaq has not completed its research on the proposed new symbol. The Company will issue a release when a new symbol is approved.

     The Company also announced that Alfred J. Moccia, the President and Chief Executive Officer of the Company since July 1995, was elected to the position of Chairman of the Board and Chief Executive Officer and that Peter C. Lynch, the President and Chief Operating Officer of COVER-ALL Systems, Inc., the Company's wholly-owned subsidiary, was appointed President and Chief Operating Officer of the Company.

     The Company and its wholly-owned subsidiary, COVER-ALL Systems, Inc., are providers of state-of-the-art computer products for the property casualty insurance industry specializing in strategic insurance software solutions and development tools for rating, coding and issuing policies, as well as administering client claims, direct billing, agency billing, client billing, agencies, general ledger, and statistical and financial reporting utilizing the latest client-server, relational database technology.